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                                                                   EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

  We consent to the use in this Registration Statement of Ferrellgas Partners, L.P. on Form S-4 of our report dated September 12, 1995 relating to the financial statements of Ferrellgas Partners, L.P., appearing in the Prospectus, which is part of this Registration Statement, and of our report dated September 12, 1995 relating to the financial statement schedules appearing elsewhere in this Registration Statement.

  We also consent to the incorporation by reference in this Registration Statement of Ferrellgas Partners, L.P., on Form S-4 of our report dated September 12, 1995 related to the financial statements of Ferrellgas, L.P., incorporated by reference in the Prospectus, which is part of this Registration Statement and of our report dated September 12, 1995 relating to the financial statement schedules appearing elsewhere in this Registration Statement.

  We also consent to the use in this Registration Statement of Ferrellgas Partners, L.P. on Form S-4 of our report dated April 8, 1996 relating to the financial statements of Ferrellgas Partners Finance Corp., appearing in the Prospectus, which is part of this Registration Statement.

  We also consent to the incorporation by reference in this Registration Statement of Ferrellgas Partners, L.P. on Form S-4 of our report dated September 12, 1995 relating to the financial statements of Ferrellgas Finance Corp., incorporated by reference in the Prospectus, which is part of this Registration Statement.

  We also consent to the use in this Registration Statement of Ferrellgas Partners, L.P. on Form S-4 of our report dated June 7, 1996 on Skelgas Propane, Inc., appearing in the Prospectus, which is part of this Registration Statement.

  We also consent to the reference to us under the heading "Experts" in such Prospectus.

DELOITTE & TOUCHE LLP

Kansas City, Missouri
June 21, 1996